Exhibit 99.1

Collectors Universe Announces Increase in Quarterly Cash Dividend to $0.325 per Share
to Commence with its Quarterly Dividend for the Fiscal Quarter Ending December 31, 2010

NEWPORT BEACH, CA – October 6, 2010 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that its Board of Directors has approved an increase in its quarterly cash dividend to $0.325 per share per quarter, for an expected total annual cash dividend of $1.30 per common share.  The increase will be effective beginning with the Company’s quarterly cash dividend for the quarter ending December 31, 2010.  The cash dividend will be paid on November 19, 2010 to stockholders of record on November 5, 2010.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets.  The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and collectible stamps and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward- Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to the following: our continued and increased dependence on our coin business which generated 65% of our consolidated revenues and a substantial portion of our operating income in the year ended June 30, 2010, the risk that economic conditions in the United States will not improve for some time and may even deteriorate further, which could result in reductions in the demand for our collectible grading services and, consequently, in our revenues; the risk that the economic recession and sluggishness of the economic recovery will lead to longer term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer term declines in collectibles commerce and, therefore, in the demand for our services; the risk that our strategy to offer new services in our continuing collectibles markets will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our future financial performance and the cash needs of our business in the future; and the risk that the subtenant for one of our facilities in New York will not fulfill its obligation under the sublease agreement, thereby increasing our net obligations for the New York facilities from our currently expected obligations, leading to reductions in cash flows and additional losses from discontinued operations in future periods.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2010 filed with the Securities and Exchange Commission on September 8, 2010.  Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com